                      POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Richard M. Reilly, J. Kendall Huber, Joseph W. MacDougall, Jr., John J. Danello and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all Registration Statements and all amendments thereto, including post-effective amendments, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by First Allmerica Financial Life Insurance Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

SIGNATURE                         TITLE                            DATE
---------                         -----                            ----
/s/ John F. O'Brien            Director, President and          12/06/2001
-------------------------      Chief Executive Officer
John F. O'Brien

/s/ Bruce C. Anderson          Director and Vice President      12/06/2001
-------------------------
Bruce C. Anderson

/s/ Mark R. Colborn            Director and Vice President      12/06/2001
-------------------------
 Mark R. Colborn

/s/ John P. Kavanaugh          Director, Vice President and     12/06/2001
-------------------------      Chief Investment Officer
John P. Kavanaugh

/s/ J. Kendall Huber           Director, Vice President and     12/06/2001
-------------------------      General Counsel
J. Kendall Huber

/s/ Mark A. Hug                Director and Vice President      12/06/2001
------------------------
Mark A. Hug

/s/ Edward J. Parry, III       Director, Vice President and     12/06/2001
-------------------------      Chief Financial Officer
Edward J. Parry, III

/s/ Richard M. Reilly          Director and Vice President      12/06/2001
-------------------------
Richard M. Reilly

/s/ Robert P. Restrepo, Jr.    Director and Vice President      12/06/2001
-------------------------
Robert P. Restrepo, Jr.

/s/ Gregory D. Tranter         Director, Vice President and     12/06/2001
-------------------------      Chief Information Officer
Gregory D. Tranter